SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2000

                            CROWN ENERGY CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Utah                      0-19365                   87-0368981
-----------------------------   --------------------     ---------------------
 State or other jurisdiction     Commission File No.       IRS Employer ID #
     of incorporation


             215 South State, Suite 650, Salt Lake City, Utah 84111
            ---------------------------------------------------------
               Address and zip code of principal executive offices


                                  801-537-5610
                             ----------------------
                          Registrant's telephone number

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Item 1.  Changes in Control of Registrant

         Not Applicable

Item 2. Acquisition or Disposition of Assets

         Not Applicable

Item 3.  Bankruptcy or Receivership

         Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable

Item 5.  Other Events

         On July 25, 2000, Crown Energy Corporation ("Crown Energy") brought suit against MCN Energy Group, Inc. ("MCN"), MCNIC Pipeline & Processing Company ("MCNIC") and certain officers of MCN and MCNIC. The suit was brought in the United States District Court for the District of Utah, Central Division, and is styled Crown Energy Corporation, Crown Asphalt Corporation, and Crown Asphalt Products Company v. MCN Energy Group, Inc., MCNIC Pipeline & Processing Company, Howard L. ("Lee") Dow III, and William E. Kraemer, Civil No. 2:00CV-05873ST.

         Crown Energy's action arises from the joint ventures between affiliates of Crown Energy and MCNIC with regard to the asphalt business in the Western United States involving the mining, processing, storage, manufacture, and marketing of asphalt. Plaintiffs allege claims against defendants for breach of fiduciary duties, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts, estoppel, intentional interference, and trade libel and slander of title as a result of defendants' wrongful and bad faith conduct in the joint venture relationships. Damages of an amount exceeding $100 million are sought on plaintiffs' claims for breach of fiduciary duties, economic duress, and breach of implied covenants of good faith and fair dealing, with the full amount of damages on all claims to be proven at trial. While there is no way of predicting or knowing the outcome of the litigation which is now in process, Crown Energy is confident in its claims and will continue to pursue them with vigor.

         On June 20, 2000 MCNIC filed a Complaint in the Third Judicial District Court, Salt Lake County, Utah, against Crown Asphalt Distribution, L.L.C. ("CAD") under Civil No. 000904867 (the "MCNIC Complaint"). The action seeks to foreclose MCNIC's alleged mortgage and security interest in and to certain real and intangible personal properties of Crown Distribution. For a complete discussion of the .MCNIC Complaint, see the Form 8-K filed by Crown Energy, dated June 26, 2000, which is incorporated by this reference.

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

         On August 1, 2000, Crown Energy and CAD filed their Answer and Counterclaims to the MCNIC Complaint and named additional counterclaim defendants, MCN Energy Group, Inc., Howard L. ("Lee") Dow III, and William E. Kraemer. Crown Energy and CAD's Answer and Counterclaims substantially denied all of the allegations set forth in the MCNIC Complaint and alleged numerous counterclaims, including breach of fiduciary duty, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts, estoppel, intentional interference, trade libel and slander of title, and abuse of process.

         Crown Energy and CAD, pursuant to their counterclaims, have requested a jury trial and are seeking relief in the way of damages in amounts to be proven at trial, punitive damages, attorney's fees, interest, costs and any other relief to which they may be entitled. While there is no way of predicting or knowing the outcome of the litigation which is now in process, Crown Energy and CAD are confident in their defenses and counterclaims and will continue to pursue them with vigor.

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

SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     CROWN ENERGY CORPORATION

                                                     /s/ Alexander L. Searl
                                                     ---------------------------
                                                     Alexander L. Searl
                                                     Chief Operating Officer and
                                                     Chief Financial Officer

DATED:  August 3, 2000

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